WINTHROP REALTY TRUST ANNOUNCES RESULTS FOR
                  QUARTER AND FULL YEAR ENDED DECEMBER 31, 2007

FOR IMMEDIATE RELEASE

Boston, Massachusetts - March 12, 2008 - Winthrop Realty Trust (NYSE:FUR), announced today results for the fourth quarter and full year ended December 31, 2007. All per share amounts are on a diluted basis.

2007 Fourth Quarter Highlights

            o Net income per share of $0.02, excluding certain non-cash items described below.
            o     Total FFO of $7.85 million and FFO per share of $0.09,
                  excluding certain non-cash items described below.
            o     Concord Debt Holdings LLC ("Concord"), our 50% owned debt
                  platform with Lexington Realty Trust ("Lexington"), acquired loans with principal balance of approximately $117.5 million.

Year 2007 Highlights

            o     $22,154,000 in total cash from operating activities.
            o Net income per share of $0.43 excluding certain non-cash items described below.
            o     Total FFO of $24,801,000 and FFO per share of $0.28.
            o Increased quarterly dividend on common shares to $0.065 and declared total dividends of $0.43, inclusive of special dividends.
            o $9,750,000 gain from sale of shares held in America First Apartment Investors.
            o Extended lease at our Orlando, Florida property through 2017 and obtained mortgage financing of $40 million.
            o Entered into 10 year lease term on our Warrenville, Illinois property.
            o Concord expanded its investment debt portfolio from $610 million at December 31, 2006 to approximately $1.2 billion at December 31, 2007 and had net income of $21.2 million for the year ended December 31, 2007 before other than temporary impairment compared with net income of $2.7 million for the year ended December 31, 2006.
            o Acquired through two joint ventures a 60% interest in 241,000 square feet of commercial space and an indoor parking garage with 133 spaces located in Chicago, Illinois and a 50% interest in 13 light distribution and service center properties in Nashville, Tennessee.
            o Disposed of 2 properties in the Marc Realty portfolio resulting in an overall return of 28.3% on mezzanine loans and equity interests related to such properties.
            o Earned a $562,000 promoted interest on a $9.8 million investment in a loan receivable.

Recent Events

            o     Declared 2008 first quarter dividend of $.065 per share.
            o Concord obtained a $100 million revolving credit line from KeyBank National Association with a term of two years with a one-year extension.
            o Concord amended its master repurchase agreement with Column Financial, Inc. to extend it to March 2011 upon satisfaction of certain conditions.

Net loss allocable to common shareholders for the fourth quarter ended December 31, 2007 was ($24.4) million or ($0.37) per share as compared with net income allocable to common shareholders for the fourth quarter ended December 31, 2006 of $24.1 million or $0.32 per share. For the full year 2007, the Company reported net income of $2.5 million or $0.04 per share as compared with net income allocable to common shareholders for the year ended December 31, 2006 of $42.9 million or $0.71 per share.

The year over year change in net income is primarily due to the recognition of non-cash impairments in 2007, non-cash gains in 2006 and amortization of in place leases. In particular, although the Company's quarterly balance sheets have continuously reflected changes in the market value of shares held in other

REITs and debt securities including Concord's bonds, applicable accounting rules required that at year end the Company recognize on its income statement for the year ended December 31, 2007 certain non-cash other than temporary impairments even though the assets have not been sold. These impairments result from: (i) $18.2 million primarily on the Company's shares held in Lexington and (ii) $5.5 million relating to its 50% of the $11 million other than temporary impairment on certain bonds held by Concord. Further, during 2006 the Company recognized non-cash gains, again in accordance with applicable accounting rules, of $18.8 million resulting from how the Company accounts for its Lexington shares and the removal of the certain forfeiture rights associated with the Lexington shares. Finally, the Company recognized a $2 million decrease in net income in the quarter ended December 31, 2007 related to the non-cash amortization of in-place and above market leases.(1)

Excluding non-cash items, net income was $1.4 million and $28.3 million, respectively, or $0.02 and $0.43 per share, respectively, for the quarter and year ended December 31, 2007.

Michael L. Ashner, Winthrop's Chairman and Chief Executive Officer, commented, "The Company's real estate platform continues to deliver strong results in terms of both occupancy and total returns throughout 2007. Our consolidated real estate portfolio posted an overall occupancy level of 89% for the full year and our investment in Concord, our start-up debt platform, generated a 10% total cash return on our investment. Of equal importance, is the consummation of our efforts to extend the maturity of Concord's financing obligations which have now been modified such that approximately 91% of such obligations mature between March 2011 and November 2016, subject to the performance of their respective terms and conditions."

Funds from Operations

Funds from operations ("FFO") for the fourth quarter of 2007 was $(15.9) million, or $(0.24) per share, compared with $19.8 million, or $0.25 per share, for the fourth quarter of 2006. FFO for the full year ended December 31, 2007 was $24.8 million, or $0.28 per share, as compared with $48.6 million, or $0.70 per share, for the full year ended December 31, 2006.

Assets

At December 31, 2007, the Company's assets consisted of:

            o Operating properties containing 9,490,000 square feet of space, including the properties in the Marc Realty and Sealy portfolios, and 230 rental units at a multi-family property;
            o $85.7 million of loan assets directly held and a 50% ownership interest in Concord which had grown to approximately $1.2 billion in assets; and
            o REIT equity interests with a market value of $51.8 million, primarily relating to the Company's interest in Lexington.

Liquidity and Capital Resources

As of December 31, 2007, the Company had cash and cash equivalents of approximately $36.7 million consisting of approximately $30.0 million in cash and $6.7 million in cash equivalents with maturities of less than 90 days. Additionally, the Company had $70.0 million available under its existing credit facility.

In January 2008, the Company filed a registration statement with the Securities and Exchange Commission (SEC) for a proposed rights offering to holders of its Common Shares of Beneficial Interest and holders of its Series B-1 Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest. Upon the effectiveness of the registration statement, the Company intends to distribute non-transferable subscription rights to subscribe for and purchase a minimum of 8,845,036 of its common shares of beneficial interest to holders of record as of the record date, which has not yet been determined. Further, at December 31, 2007, the Company had an effective "shelf" registration statement on file with the SEC covering the issuance, from time to time, of up to $256.4 million of additional equity or debt securities.

----------
(1) A portion of the $2 million amortization of in-place and above market leases relates to prior periods. The Company has elected to recognize the entire $2 million during the quarter ended December 31, 2007. The final periods in which the amortization amount will be recognized is subject to change upon filing of the Company's Annual Report on Form 10-K. Dividends


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

The Company's board of directors declared a regular quarterly cash dividend of $0.065 per common share and a special dividend of $0.18 per common share during the fourth quarter of 2007, both of which were paid on January 15, 2008. The Company currently pays an annualized dividend of $0.26 per share (excluding any special dividends).

Conference Call Information

The Company will host a conference call to discuss its fourth quarter and full year 2007 financial results today, Wednesday, March 12 at 2:00 pm Eastern Time. Interested parties may access the live call by dialing (877) 407-9205 or (201) 689-8054, or via the Internet at http://www.winthropreit.com within the News and Events section.

A replay of the call will be available through April 14, 2008 by dialing (877) 660-6853, passcode 264511. An online replay will also be available through April 14, 2008.

About Winthrop Realty Trust

Winthrop Realty Trust is real estate investment trust (REIT) that owns, manages and lends to real estate and related investments, both directly and through joint ventures. Winthrop Realty Trust is listed on the New York Stock Exchange and trades under the symbol "FUR." The Company has executive offices in Boston, Massachusetts and Jericho, New York. For more information please visit www.winthropreit.com.

Forward-looking Statements

The statements in this release state the Company's and management's hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) general economic conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business,
(iii) local real estate conditions, (iv) increases in interest rates, (v) increases in operating costs and real estate taxes, (vi) changes in accessibility of debt and equity capital markets and (vii) defaults by borrowers on loans held by Concord. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the annual report on Form 10-K for the year ended December 31, 2007. Further information relating to the Company's financial position, results of operations, and investor information is contained in our annual and quarterly reports filed with the SEC and available for download at our website www.winthropreit.com or at the SEC website www.sec.gov.


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

Condensed Financial Results

Financial results for the three and twelve months ended December 31, 2007 and 2006 are as follows (in thousands except per share data):

                                                                       For the Three Months Ended            For the Year Ended
                                                                               December 31                      December 31
                                                                            2007         2006                2007        2006
                                                                            ----         ----                ----        ----
Revenues                                                                  $ 10,310     $ 14,713            $ 51,579    $ 53,024
                                                                          ========     ========            ========    ========

Income (loss) from continuing operations                                  $(24,412)    $ 24,112            $  1,446    $ 42,820
Income  (loss)from discontinued operations                                      46           34               1,035         116
                                                                          --------     --------            --------    --------


Net income (loss)                                                         $(24,366)    $ 24,146            $  2,481    $ 42,936
                                                                          ========     ========            ========    ========
Net income (loss)applicable to Common Shares of Beneficial
   Interest                                                               $(24,366)    $ 24,146            $  2,481    $ 42,936
                                                                          ========     ========            ========    ========

Per Share - Basic:
Income (loss) from continuing operations, net of preferred
   dividends                                                              $ ( 0.37)    $   0.32            $   0.02    $   0.74
Income from discontinued operations                                             --           --                0.02          --
                                                                          --------     --------            --------    --------

Net income(loss) applicable to Common Shares of Beneficial
   Interest                                                               $  (0.37)    $   0.32            $   0.04    $   0.74
                                                                          ========     ========            ========    ========

Per Share - Diluted:
Income(loss) from continuing operations                                   $  (0.37)    $   0.32            $   0.02    $   0.71
Income from discontinued operations                                             --           --                0.02          --
                                                                          --------     --------            --------    --------
Net income (loss) applicable to Common Shares of
   Beneficial Interest assuming a conversion of all Series
   A and Series B-1 Preferred Shares                                      $  (0.37)    $   0.32            $   0.04    $   0.71
                                                                          ========     ========            ========    ========

Average number of Common Shares of Beneficial Interest and
   share equivalents outstanding:
Basic                                                                       66,258       58,338              65,823      46,639
                                                                          ========     ========            ========    ========
Diluted                                                                     66,258       80,570              65,888      69,365
                                                                          ========     ========            ========    ========


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

Funds From Operations:

The following presents a reconciliation of our net income to our funds from operations for the years ended December 31, 2007 and December 31, 2006 (in thousands, except per share amounts):

                                                                        For the Three Months Ended          For the Year Ended
                                                                                December 31,                    December 31,
                                                                        --------------------------         ---------------------
                                                                            2007         2006                2007         2006
                                                                        --------------------------         ---------------------
Net income                                                                $(24,366)    $ 24,146            $  2,481     $ 42,936
Real estate depreciation                                                     1,657        1,529               6,281        5,934
Amortization of capitalized leasing costs                                    2,154        1,421               6,156        5,235
Real estate depreciation and amortization
   of unconsolidated interests                                                 656          895               2,599        3,550
Less: Minority interest share of depreciation  and
   amortization                                                               (795)        (735)             (3,003)      (2,921)
Gain on sale of operating property of
   unconsolidated interests                                                     --            6                  --       (3,446)
Gain on exchange of Newkirk Realty Trust                                        --       (9,285)                 --       (9,285)
                                                                          --------     --------            --------     --------

Funds from operations applicable to common shares
                                                                           (20,694)      17,977              14,514       42,003
Interest expense on Series B-1 shares                                        4,814        1,788              10,287        6,635
Funds from operations applicable to common shares plus
assumed conversions                                                       $(15,880)    $ 19,765            $ 24,801     $ 48,638
                                                                          ========     ========            ========     ========

Weighted-average Common Shares                                              66,258       58,338              65,823       46,639
Convertible Preferred Shares                                                    --       22,167              22,072       22,663
Stock options                                                                   --           65                  65           63
                                                                          --------     --------            --------     --------
Diluted weighted-average Common Shares                                      66,258       80,570              87,960       69,365
                                                                          ========     ========            ========     ========

Funds from operations per share - diluted                                 $  (0.24)    $   0.25            $   0.28     $   0.70
                                                                          ========     ========            ========     ========

      Most industry analysts and equity REITs generally consider funds from operations ("FFO") to be an appropriate supplemental measure of the performance of an equity REIT. FFO is defined as net income applicable to common shares before depreciation and amortization, extraordinary items, cumulative effect of accounting changes, gains on sales of operating real estate, plus the pro-rata amount of depreciation and amortization of unconsolidated joint ventures, net of minority interests, determined on a consistent basis. Given that part of the nature of the Company's business is as a real estate owner and operator, the Company believes that FFO may be helpful to investors as a measure of its operational performance. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and therefore should not be considered an alternative for net income as a measure of liquidity. In addition, the comparability of the Company's FFO with the FFO reported by other REITs may be affected by the differences that exist regarding certain accounting policies relating to expenditures for repairs and other recurring items.

      The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"). FFO is defined by NAREIT as "net income (or loss) computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures." FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity.


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

Other Selected Financial Data:
(in thousands)

                                                      December 31,  December 31,
                                                         2007          2006

    Total assets                                       $745,447      $851,620
                                                       ========      ========

    Total liabilities                                  $443,675      $497,983
    Minority interest                                     9,978        30,051
    Total shareholders' equity                          291,794       323,586
                                                       --------      --------
    Total liabilities and shareholders' equity         $745,447      $851,620
                                                       ========      ========

Further details regarding the Company's results of operations, properties, joint ventures and tenants are available in the Company's Form 10-K for the year ended December 31, 2007 which will be filed with the Securities and Exchange Commission and will be available for download at the Company's website www.winthropreit.com or at the Securities and Exchange Commission website www.sec.gov.

                                      # # #

Contact Information:

AT THE COMPANY

Thomas Staples
Chief Financial Officer
(617) 570-4614


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